 Exhibit 10.21

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (this “Agreement”) is entered into as of the 30th day of November, 2022, by and between TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and ETERNA THERAPEUTICS INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.          Landlord and Tenant (formerly known as Brooklyn Immunotherapeutics, Inc.) entered into that certain Lease dated March 29, 2022 (the “Lease”), whereby Landlord leased to Tenant, and Tenant leased from Landlord, that certain space consisting of 5,193 rentable square feet and located on the first (1st) floor of that certain building located at 10355 Science Center Drive, San Diego, California 92121 (“Building”), more particularly described in the Lease (the “Premises”).  A copy of the Lease is attached hereto as Exhibit A and is incorporated herein by this reference.

B.          Tenant and Landlord desire to enter into this Agreement in order to terminate the Lease and to release one another from their respective obligations thereunder, except as otherwise provided herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

1.          Effectiveness of this Lease Termination Agreement.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not be effective until Landlord enters into a new lease with “Salk Institute for Biological Studies, a California nonprofit corporation” (“Salk”) for the Premises, in a form acceptable to Landlord in its sole and absolute discretion (the “Salk Lease Agreement”).  In the event Landlord does not enter into the Salk Lease Agreement on or before January 31, 2023, this Agreement shall terminate and be of no further force nor effect, and Landlord shall return the Termination Fee (defined below) to the extent paid to Landlord by Tenant.

2.          Termination of the Lease.  Following the full execution and delivery of the Salk Lease Agreement by Landlord and Salk, Landlord shall deliver written notice to Tenant (the “Termination Notice”) and the Lease shall terminate and be of no further force or effect as of 11:59 P.M. on February 28, 2023 (“Termination Date”).

3.          Surrender of Premises.  Tenant hereby agrees to vacate the Premises and surrender and deliver exclusive possession of the Premises to Landlord on or before the Termination Date in accordance with the provisions of the Lease, including without limitation Sections 5.3.3 and 15.4.

HCP, INC. [10355 Science Center Drive] [Eterna Therapeutics Inc.]

4.          Consideration to Landlord.  In consideration for Landlord’s execution of this Agreement, Tenant shall deliver to Landlord the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), which amount represents certain costs of Landlord with respect to reletting the Premises to Salk (the “Termination Fee”).  The Termination Fee shall be paid to Landlord as follows:  (i) Forty-Six Thousand and 00/100 Dollars ($46,000.00) shall be paid to Landlord within five (5) business days following Landlord’s delivery to Tenant of the Termination Notice, and (ii) Fifty-Four Thousand and 00/100 Dollars ($54,000.00) shall be paid to Landlord on or before the Termination Date.

5.          Return of Security Deposit to Tenant.  Landlord and Tenant hereby acknowledge that, in accordance with Article 21 of the Lease, Tenant has previously delivered to Landlord the total sum of Fifty-Four Thousand Six Hundred Eight and 24/100 Dollars ($54,608.24) as the Security Deposit for the faithful performance by Tenant of the terms, covenants and conditions of the Lease.  Pursuant to such Article 21, any unapplied portion of the Security Deposit shall be returned to Tenant within sixty (60) days following the Termination Date.

6.          Release of Liability.  Except as with respect to all obligation set forth in the Lease that survive the termination of the Lease, including, without limitation, Tenant’s indemnity obligations, and except as provided in Articles 4, 5, 7 and 8 hereof, and conditioned on the performance by the parties of the provisions of this Agreement:

(a)          Landlord and Tenant shall, as of the Termination Date, be fully and unconditionally released and discharged from their respective obligations arising after the Termination Date from or connected with the provisions of the Lease, specifically including, without limitation, any right Tenant may have to audit or review Landlord’s books or records or to contest any “Operating Expenses,” as that term is defined in the Lease, billed to Tenant under the Lease; and

(b)          this Agreement shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties under the Lease after the Termination Date.

Each of the parties expressly waives the provisions of California Civil Code Section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT  THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

-2-	HCP, INC. [10355 Science Center Drive] [Eterna Therapeutics Inc.]

Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

7.          Representations of Tenant.  Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease; (b) no other person, firm or entity has any right, title or interest in the Lease; (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Termination Date there shall not be any, mechanic’s liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Article 7 shall survive the Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

8.          Continuing Liability.  Notwithstanding the termination of the Lease and the release of liability provided for herein, Tenant shall remain liable, with respect to the period of its tenancy prior to the Termination Date, for the performance of all of its obligations under the Lease (including, without limitation, Tenant’s payment of reconciliation of Operating Expenses [provided such reconciliation shall not exceed $10,000.00 in Landlord’s favor]) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. In the event that Tenant retains possession of the Premises or any part thereof after the Termination Date, then the provisions of Article 16 of the Original Lease shall apply.

9.          Landlord Entry. In accordance with Article 27 of the Lease, Landlord and Landlord’s representatives, contractors and agents, may, after Landlord’s delivery of the Termination Notice to Tenant but prior to the Termination Date, enter the Premises in order to perform any alterations and improvements and/or install any furniture fixtures and equipment therein.  Landlord’s (and its representatives, contractors and agents) entry into the Premises prior to the Termination Date pursuant to the terms of this Article 9 shall be deemed to mean that the Premises were in the condition required for surrender in accordance with the provisions of the Lease, except that, Tenant shall remain liable for removing its personal property from the Premises on or before the Termination Date.  Except to the extent that Landlord can reasonably demonstrate that the damage was actually caused by Tenant, its employees or agents, Tenant shall not be liable, and Landlord indemnifies Tenant, for any damage to the Premises or Tenant’s personal property (including, its furniture, fixture and equipment) located in the Premises that occurs after the date that Landlord first enters the Premises pursuant to the terms of this Article 9.

10.         Attorneys’ Fees.  Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys’ fees and legal costs in connection with such dispute.

11.         Governing Law.  This Agreement shall be governed and construed under the laws of the State of California.

-3-	HCP, INC. [10355 Science Center Drive] [Eterna Therapeutics Inc.]

12.         Counterparts; Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.  Signatures of the parties transmitted by telefacsimile or electronic mail PDF format shall be deemed to constitute originals and may be relied upon, for all purposes, as binding the transmitting party hereto.  The parties intend to be bound by the signatures transmitted by telefacsimile or electronic mail PDF format, are aware that the other party will rely on such signature, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

13.         Binding Effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

14.         Time of the Essence.  Time is of the essence of this Agreement and the provisions contained herein.

15.         Further Assurances.  Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

16.          Voluntary Agreement.  The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

[signature page to follow]

-4-	HCP, INC. [10355 Science Center Drive] [Eterna Therapeutics Inc.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

“LANDLORD”

TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	/s/ Michael Dorris

Its:	Senior Vice President

“TENANT”

ETERNA THERAPEUTICS INC.,
a Delaware corporation

By:	/s/ Andrew Jackson

Its:	CFO

By:

Its:

-5-	HCP, INC. [10355 Science Center Drive] [Eterna Therapeutics Inc.]

EXHIBIT A

THE LEASE

[ATTACHED]

Exhibit A -1-	HCP, INC. [10355 Science Center Drive] [Eterna Therapeutics Inc.]